FIRST AMENDMENT
TO THE
PNM RESOURCES, INC.
2023 PERFORMANCE EQUITY PLAN
Effective as of May 9, 2023, PNM Resources, Inc. adopted the PNM Resources, Inc. 2023 Performance Equity Plan (the “Plan”). Effective as of August 2, 2024, PNM Resources, Inc. changed its name to TXNM Energy, Inc (the “Company”). By this instrument, the Plan is hereby amended to change the name of the Plan and the sponsoring employer to reflect the name change of PNM Resources, Inc. to TXNM Energy, Inc.
1.    This First Amendment shall be effective as of August 2, 2024.
2.    The name of the Plan is hereby amended to read as follows:
TXNM ENERGY, INC. 2023 PERFORMANCE EQUITY PLAN
3.    Section 1.1 (Establishment; Impact on Prior Plans) of the Plan is hereby amended and restated in its entirety to read as follows:
1.1    Establishment; Impact on Prior Plans. As of the Effective Date, PNM Resources, Inc. established the “PNM Resources, Inc. 2023 Performance Equity Plan.” As of August 2, 2024, PNM Resources, Inc. changed its name to TXNM Energy, Inc. (the “Company”) and the name of the Plan shall now be the TXNM Energy, Inc. 2023 Performance Equity Plan (the “Plan”). The Plan will supersede and replace the PNM Resources, Inc. 2014 Performance Equity Plan, which was effective May 14, 2014 and was subsequently amended on two (2) occasions (the “2014 Plan”) and all other Prior Plans. The 2014 Plan and all other Prior Plans shall remain in effect until all awards granted under such plans have been exercised, forfeited or cancelled or have otherwise expired or terminated. No awards will be made pursuant to the 2014 Plan or any other Prior Plan on or after the Effective Date.
4.    Section 18.4 (Adoption by Affiliates) of the Plan is hereby amended by replacing the references to “PNM Resources” with references to “TXNM Energy, Inc.”

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5.    Paragraph (m) (“Company”) of the Glossary of the Plan is hereby amended and restated in its entirety to read as follows:
(m)    “Company” means TXNM Energy, Inc., a New Mexico Corporation.
6.    Paragraph (jj) (“Plan”) of the Glossary of the Plan is hereby amended and restated in its entirety to read as follows:
(jj)    “Plan” means this TXNM Energy, Inc. 2023 Performance Equity Plan as set forth in this document and as amended from time to time.
7.    The purpose of this First Amendment is to change the name of the Plan and the name of the sponsoring employer. All references to “PNM Resources, Inc.” or “PNM Resources” are hereby replaced with references to “TXNM Energy, Inc.” unless the context (such as discussion of the formation of the Plan or references to other benefit plans) indicates otherwise. Any other provisions of the Plan which are inconsistent with this name change are hereby amended to the extent necessary to complete the name change. Regardless of the name change, any individuals or entities serving as service providers with respect to the Plan shall continue to serve as such, subject to the provisions of the Plan. Similarly, any policies or procedures previously adopted with respect to the Plan shall continue in full force and effect.
8.    This First Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 18 day of December, 2024.
TXNM ENERGY, INC.

By:    /s/ Brian G. Iverson
Brian G. Iverson
General Counsel, Senior Vice President Regulatory and Public Policy, and Corporate Secretary
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